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                           CONSENTS OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. to Form S-4 Registration Statement on Form S-8 (333-36463) of our report dated June 6, 1997 relating to the financial statements of U.S. Office Products Company which report appears in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
November 21, 1997